UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 1, 2013 (May 1, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Composition of the Board of Directors

On May 1, 2013, at a meeting of the Board of Directors (the “Board”) of Dean Foods Company (“Dean Foods”), the Board accepted the resignations of Gregg Engles as Chairman of the Board and director, as well as the resignations of Stephen Green, Joseph Hardin, Jr. and Doreen Wright as directors of Dean Foods, effective as of the conclusion of the May 1, 2013 meeting of the Board at which the Board approved the spin-off by Dean Foods of a portion of its remaining equity interest in The WhiteWave Foods Company (“WhiteWave”) on May 23, 2013, to stockholders of record of Dean Foods at the close of business on May 17, 2013 (the “Distribution”). In addition, on May 1, 2013, in light of these resignations, the Board withdrew the nomination of Mr. Engles for re-election to the Board at the 2013 Annual Meeting of Stockholders of Dean Foods (the “2013 Annual Meeting”), and reduced the size of the Board from 12 members to eight members.

Also on May 1, 2013, the Board elected Tom Davis to serve as Chairman of the Board, effective at the conclusion of the May 1, 2013 meeting of the Board at which the Distribution was approved. Mr. Davis will be compensated in accordance with Dean Foods’ compensation program for service as a non-employee Chairman of the Board, pursuant to which he is entitled to receive an annual cash retainer of $165,000, payable quarterly in arrears, in addition to any other amounts Mr. Davis may receive as an independent director or chair of any committee of the Board.

In addition, effective as of the conclusion of the May 1, 2013 meeting of the Board at which the Distribution was approved, the Board recomposed the Committees of the Board as follows:

•	Audit Committee: Wayne Mailloux (Chair), Tom Davis, Hector Nevares and Janet Hill

•	Compensation Committee: Jim Turner (Chair), Tom Davis, Wayne Mailloux and John Muse

•	Nominating/Corporate Governance Committee: Hector Nevares (Chair), Janet Hill, Jim Turner and Robert Wiseman

•	Executive Committee: Gregg Tanner (Chair), Tom Davis, John Muse and Jim Turner

A copy of the press release announcing the Distribution and the resignations of Messrs. Engles, Green and Hardin and Ms. Wright from the Board, and the election of Mr. Davis as Chairman of the Board, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Adjustments to Outstanding Dean Foods Stock Options and Restricted Stock Units

The Compensation Committee of the Board has approved the adjustment, effective following the Distribution, of all outstanding vested and unvested options to purchase shares of Dean Foods common stock and all unvested restricted stock units and unvested phantom stock units to reflect the Distribution, as permitted by our applicable equity incentive plans.

With respect to vested and unvested options held by employees and directors of Dean Foods following the Distribution (“Dean Foods Continuing Directors and Employees”), the number of shares of Dean Foods common stock subject to outstanding options will be increased, with the aggregate exercise price allocated ratably among such increased number of shares, to reflect the reduction in value of the Dean Foods common stock as a result of the Distribution. The adjusted option preserves the aggregate intrinsic value in the option and continues the same proportionate relationship between the exercise price and the value of the post-distribution Dean Foods common stock as existed immediately prior to the Distribution. The adjustment will be effected based on a formula using the volume weighted average price of our common stock and the WhiteWave Class A common stock during the five trading period ended on the second trading day preceding the Distribution to determine the pre-distribution value and the value of the Distribution to stockholders. In addition, with respect to unvested restricted stock units and unvested phantom stock units held by Dean Foods Continuing Directors and Employees, the number of shares subject to outstanding restricted stock units and phantom stock units will be adjusted to reflect the change in value of the Dean Foods common stock (determined using the same volume weighted average values as described above) as a result of the Distribution in a manner that, on a unit-by-unit basis, preserves the intrinsic value of each outstanding restricted stock unit or phantom stock unit. The purpose of these adjustments will be to ensure there is no enhancement or diminution in the rights conveyed by vested and unvested stock options, unvested restricted stock units and unvested phantom stock units as a result of the Distribution.

All outstanding vested and unvested options to purchase shares of Dean Foods common stock, unvested restricted stock units and unvested phantom stock units held by directors and employees of WhiteWave following the Distribution (“WhiteWave Directors and Employees”) will also be converted, following the Distribution, into rights in respect of WhiteWave Class A common stock. The options to purchase our common stock held by WhiteWave Directors and Employees will be converted to options to purchase the Class A common stock of WhiteWave in a manner that preserves the aggregate intrinsic value in the converted option and continues the same proportionate relationship between the exercise price and the value of the WhiteWave Class A common stock as existed with respect to the Dean Foods common stock immediately prior to the Distribution. The adjustment will be effected based on a formula using the volume weighted average price of our common stock and the WhiteWave Class A common stock during the five trading period ended on the second trading day preceding the Distribution. In addition, the unvested restricted stock units and unvested phantom stock units held by WhiteWave Directors and Employees will be converted to WhiteWave restricted stock units and phantom stock units in a manner that, on a unit-by-unit basis, preserves the intrinsic value of each outstanding restricted stock unit or phantom stock unit (determined using the same volume weighted average values as described above). The purpose of these adjustments is to assure that the WhiteWave Directors and Employees will have their equity incentives linked to the performance of WhiteWave’s common stock on a basis that ensures there is no enhancement or diminution in the rights conveyed by the converted stock options and unvested restricted stock units and phantom stock units as a result of the Distribution and the conversion into WhiteWave awards.

Item 8.01.	Other Events.

On May 1, 2013, the Board resolved that, provided the stockholders of Dean Foods vote to approve the proposal to amend Dean Foods’ Restated Certificate of Incorporation, as amended, to effect a reverse stock split of Dean Foods’ issued common stock by a ratio of not less than 1-for-2 and not more than 1-for-8 (the “Reverse Stock Split”) at the 2013 Annual Meeting, and the Reverse Stock Split is effected, the Board intends to submit a proposal, at Dean Foods’ 2014 Annual Meeting of Stockholders, to amend Dean Foods’ Restated Certificate of Incorporation, as amended, to reduce the authorized shares of common stock by the same ratio determined by the Board, if any, with respect to the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Dean Foods Company press release dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated May 1, 2013